                                                                   EXHIBIT 10.11

                           WORLDCOM SERVICE AGREEMENT

          This Service Agreement (the "Agreement") is made by and between WorldCom Technologies, Inc. ("WorldCom"), located at 515 East Amite, Jackson, Mississippi 39201-2702, and Nova Information Systems, Inc. ("Customer"), with its principal office at One Concourse Parkway, Suite 300, Atlanta, Georgia 30328, (hereinafter, collectively, the "Parties") for services described below.

 1.       SERVICE:
          -------

          (A) WorldCom will provide WorldOne/(SM)/ Option G, 36-Month ESP Service (the "Service") subject to the rules and regulations governing Service pursuant to the applicable tariffs of WorldCom Technologies, Inc. (the "Tariffs"), as may be amended or succeeded from time to time.

          (B) The rules and regulations of the Tariffs provide terms and conditions on which apply to the Services, which include, but are not limited to, termination liability, taxes, credit approval procedures, Customer credits, and limitations with respect to the assignment of the Services. The Tariffs may be modified from time to time by WorldCom in accordance with law and thereby affect the Service furnished to Customer except that the terms and conditions contained in this Agreement shall supplement or to the extent inconsistent, supersede the Tariffs' rules and regulations.

          (C) This Agreement is not intended to offer or provide the Service or any element or portion thereof for the purpose of resale of same by Customer or any agent of Customer to another person or entity not a party hereto.

          (D) Notwithstanding the provisions regarding termination of this Agreement by Customer prior to completion of the initial Term, Customer shall be permitted to terminate this Agreement during the Term without penalty or further obligation, except for charges incurred up to the date of termination, in the event that quality deficiencies solely caused by WorldCom in the provision of telecommunications service hereunder are demonstrated by Customer to affect adversely and materially Customers telecommunications applications (such a termination under this clause constituting a "Termination for Causes"). A Termination for Cause shall not be effective unless Customer has reported trouble on a circuit-specific basis to (and received a corresponding trouble ticket from) the appropriate WorldCom Support Center and a period of not less than thirty (30) days after receipt of Customers written notice, as specified by this Agreement, of termination has elapsed during which WorldCom falls to correct such quality deficiencies. Provided, nothing contained herein shall impose any liability on WorldCom and Customers sole remedy shall be the termination of the affected Service as described.

          (E) In the event of a network optimization or technology change using WORLDCOM's Services available now, or in the future, any of which significantly reduces the volume of network, notwithstanding CUSTOMER's best efforts to avoid such a shortfall, WORLDCOM and CUSTOMER will negotiate in good faith to amend this Agreement or develop a new agreement that will satisfy the needs of both parties and comply with all applicable legal and regulatory requirements. Such amendments or new agreement may include, but not be limited to, changes in rates, nonrecurring charges, revenue and/or volume commitments, discounts, the multi-year services period, and other provisions. WORLDCOM will prepare and file any tariff revisions, if necessary, to implement such amendment or new agreement, subject to all applicable legal requirements, including the requirements of the Federal Communications Commission and the Communications Act of 1934, as amended by the Telecommunications Act of 1996. This provision shall not apply to change resulting from a decision by CUSTOMER
               (i) to reduce its overall use of telecommunications, or (ii) to transfer portions of Its traffic or projected growth to carriers other than WORLDCOM. This provision does not constitute a waiver of any charges for Service provided to CUSTOMER prior to the effective date of an amendment to, or replacement, of this Agreement.


           Terms and conditions contained herein will be offered for fifteen (15) days from July 1, 1998

      Please mail originals to: WorldCom Sales Contracts Administration,
               515 East Amite, 4th Floor, Jackson, MS 39201-2702

          (F) This Agreement is not intended to offer or provide the Service or any element or portion thereof for the purpose of resale of same by Customer or any agent of Customer to another person or entity not a Party hereto.

 2.       CUSTOMER COMMITMENT PERIOD AND MINIMUM ANNUAL COMMITMENT:
          --------------------------------------------------------

          (A) Customer's Service shall be provided applying the rates for the above-referenced WorldOne(SM)Option and Extended Service Plan ("ESP"), as further conditioned in Section 2(B) below:

          (B) SERVICE TERM/ANNUAL MINIMUM BILLING COMMITMENT:

               For purposes of this Agreement, "Annual Minimum Billing Commitment" ("Commitment") will consist of net revenues for Service after discounts have been applied.

               (1)   Commitment:                                      $3,600,000
               (2)   Service Term ("Term"):                           [X] 3 Yr.

               (3)   Effective Date: July 1, 1998
                     For the purposes of this Agreement, (i) if Customer has an existing service agreement with WorldCom, the "Effective Date" will be the next billing cycle following the date this Agreement has been fully executed by both parties and Customer has received a satisfactory credit review and approval from WorldCom's Credit Department, and all security documentation, if any, required by WorldCom has been properly executed and delivered to WorldCom (collectively, the "Credit Review"), and (ii) if Customer does not have an existing service agreement with WorldCom, the "Effective Date" will be the date this Agreement has been fully executed by both parties and the Credit Review has been completed.

               (4) Term shall begin with the first complete billing month after execution of this Agreement by WorldCom and installation of Service is completed. Upon expiration of the Term or any annual renewal thereof, unless either party gives written notice to the other party thirty (30) days prior to the end of the Term, the Term will continue on an annual basis until this Agreement is terminated by either party on at least thirty (30) days prior written notice to the other party.

          (C) At any time during the Term of this Agreement, upon at least thirty (30) days prior written notice to WorldCom, Customer may elect to increase the Annual Commitment as set forth in 2 (B)(1) to one (1) of the commitment levels as set forth in Schedule A under the heading "Options to increase Annual Commitment," Customer shall then receive the appropriate interstate rates pursuant to the commitment level as set forth on Schedule A, attached hereto. The election shall then be effective for the remainder of the Term or until such time as Customer elects to increase the Annual Commitment to the next higher commitment level.

          (D) If Customer's annual Service usage charges (the "Annual Usage Charges") for any year in the Term are less than the Annual Commitment, Customer shall pay WorldCom the difference between the Annual Usage Charges and the Annual Commitment (the "Deficiency Charge"). The Deficiency Charge shall be due in addition to the charges for all Service provided pursuant to this Agreement. The Deficiency Charge, if any, shall be due and payable at the same time payment is due for Customer's Services provided by WorldCom. Charges for OnLine World Calling Card Service, Operator Services and Directory Assistance usage do not count in determining if the Commitment has been met.

3.        RATES AND CHARGES:
          -----------------

          Rates and charges for Service shall be as set forth in Schedule A, attached hereto. All rates and charges for other services, if any, will be as set forth in the Tariffs applicable to those services at the time they are provided to Customer.

          (A) Except for such rates as may be set forth on Schedule A attached hereto, charges for Service shall be as set forth in the Tariffs. WorldCom may, upon thirty (30) days' prior written notice to Customer modify any rate


           Terms and conditions contained herein will be offered for fifteen (15) days from July 1, 1998

      Please mail originals to: WorldCom Sales Contracts Administration,
               515 East Amite, 4th Floor, Jackson, MS 39201-2702
              set forth in Schedule A of this Agreement ("Rate Change Notice"). Customer may not terminate this Agreement based on a Rate Change Notice unless the Rate Change Notice results in an increase of more than five percent (5%) in Customer's overall net telecommunications usage charges from WorldCom based on the average of Customers previous three months telecommunications invoiced billing charges ("Net Increase"). In the event of a Net Increase to Customer, Customer will have thirty (30) days from the date of receipt of Rate Change Notice to elect to terminate this Agreement upon at least thirty (30) days prior written notice to WorldCom of such termination without incurring further liability to WorldCom.

4.        BUSINESS DOWNTURN:
          -----------------

          In the event of a business downturn beyond Customer's control or a divestiture of an Affiliate of Customer that significantly reduces the volume of network services required by the Customer with the result the Customer will be unable to meet its revenue and/or volume commitments under this Contract (notwithstanding Customer's best efforts to avoid such a shortfall), WorldCom and Customer will cooperate in efforts to develop a mutually agreeable alternative proposal that will satisfy the concerns of both parties and comply with all applicable legal and regulatory requirements. By way of example and not limitation, such alternative proposals may include changes in rates, nonrecurring charges, revenue and/or volume commitments, discounts, the multi-year services period and other provisions. Subject to all applicable legal and regulatory requirements, including the requirements of the Federal Communications Commission and the Communications Act of 1934 (as revised and amended), WorldCom will prepare and file any tariff revisions necessary to implement such mutually agreeable alternative proposal. This provision shall not apply to change resulting from a decision by Customer to: (i) reduce its overall use of telecommunications; or
          (ii) transfer portions of its traffic or projected growth to carriers other than WorldCom. The Customer must give WorldCom sixty (60) days' prior written notice of the conditions it believes will require the application of this provision. This provision does not constitute a waiver of any charges, including shortfall charges, incurred by the Customer prior to the time the parties mutually agree to amend or replace this Agreement.

5.        NOTICES:
          -------

          Notices under this Agreement shall be in writing and delivered to the person identified below at the offices of the Parties as they appear below, or as otherwise provided for, by proper notice hereunder. Notices will be effective and deemed delivered (i) three (3) business days after posting with the United States Postal Service ("U.S. Mail") when mailed by certified mail, return receipt requested; (ii) one (1) business day after pick-up by a courier service when sent by overnight courier, or (iii) one (1) business day after the date of the senders electronic confirmation of receipt when sent by facsimile transmission. The Party sending a notice by U.S. Mail or overnight courier will bear the postage charges required for the selected delivery method. Parties to receive notices are:

          If to WorldCom:                      If to Customer:

          Frank Grillo, VP. Marketing          Tim Barnett
          ----------------------------------   ---------------------------------
          (NAME - PARTY TO RECEIVE NOTICES)    (NAME - PARTY TO RECEIVE NOTICES)

          Address (not P.O. Box address):      Address (not P.O. Box address):
                   ---                                  ---
          515 East Amite                       One Concourse Parkway
          ----------------------------------   ---------------------------------
          Fourth Floor                         Suite 300
          ----------------------------------   ---------------------------------
          Jackson, MS 39201-2702               Atlanta, Georgia 30328
          ----------------------------------   ---------------------------------
          Phone No.: 601-974-8425              Phone No.: 770-396-1456
                     -----------------------              ----------------------
          Fax No.: 601-974-8450                Fax No.. 770-396-2117
                   -------------------------            ------------------------

6.        ENTIRE AGREEMENT:
          ----------------

          This Agreement including the Tariffs and any documents incorporated herein by reference, constitutes the full understanding of the Parties and supersedes any prior agreements between the Parties.



           Terms and conditions contained herein will be offered for
                      fifteen (15) days from July 1, 1998

      Please mail originals to: WorldCom Sales Contracts Administration,
               515 East Amite, 4th Floor, Jackson, MS 39201-2702